Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2014, with respect to the financial statements and supplemental schedules included in the Annual Report of Fortune Brands Home & Security Retirement Savings Plan on Form 11-K for the year then ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fortune Brands Home & Security, Inc. on Form S-8 (Registration No. 333-177164 effective October 4, 2011).

/s/ Grant Thornton LLP

Chicago, Illinois

June 27, 2014